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Exhibit 23.8

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ready Mix, Inc.
Las Vegas, Nevada

        We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated February 5, 2003, relating to the statement of operations, stockholder's equity and cash flows of Ready Mix, Inc. for the year ended December 31, 2002, which are contained in that Prospectus.

        We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO Seidman, LLP

BDO Seidman, LLP
Los Angeles, California

June 24, 2005

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  Exhibit 23.8
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM